Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form F-4/A-1 of our report dated March 2, 2026 relating to the financial statements of Real Asset Acquisition Corp. as of December 31, 2025 and 2024, and for the year ended December 31, 2025, and for the period from December 9, 2024 (inception) through December 31, 2024, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

June 3, 2026